Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VIST Financial Corp.

Wyomissing, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of VIST Financial Corp. (the “Company”) of our reports dated March 31, 2010, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ ParenteBeard LLC

ParenteBeard LLC
Reading, Pennsylvania
April 6, 2010